UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Adoption of Change in Control Protection Plan

On April 27, 2005, the Company’s Board of Directors of SRS Labs, Inc. (the “Company”) adopted the SRS Labs, Inc. 2005 Change in Control Protection Plan (the “Change in Control Plan”). Under the Change in Control Plan, employees of the Company and its subsidiaries selected by the Company’s Board of Directors are eligible to participate in the Change in Control Plan. This Change in Control Plan generally provides that if a participant’s employment is terminated without cause or if the participant resigns for good reason during a two year period following a change in control as defined in the Change in Control Plan, the participant will be entitled to receive a severance payment.  Under the Change in Control Plan, the size of severance payment that would be due to a participant upon the occurrence of a covered termination ranges equal to one to two times the participant’s average taxable income during five years preceding the change in control, depending on the participant’s position with the Company. The Change in Control Plan also provides that the Company will pay a participant’s COBRA premiums for a period of 18 months following a covered termination.

Under the Change in Control Plan, Thomas C. K. Yuen, the Company’s Chairman and Chief Executive Officer, would be entitled to two times his annual compensation upon the occurrence of a covered termination within a two year period following a change in control, Janet M. Biski, the Company’s Chief Financial Officer, Alan D. Kraemer, the Company’s Executive Vice President and Chief Technology Officer, and Philip Wong, President of the Company’s ValenceTech, Limited subsidiary, would each be entitled to one and one-half times their respective annual compensation upon the occurrence of a covered termination within a two year period following a change in control, and Jennifer Drescher, the Company’s Vice President, Corporate Communications, would be entitled to one times her annual compensation upon the occurrence of a covered termination within a two year period following a change in control.  Any participant that has an employment agreement or severance agreement with the Company that provides for severance-related benefits will not be entitled to receive any benefits under the Change in Control Plan, unless the participant waives any and all severance benefits under the employment or severance agreement within five business days after a covered termination.

A copy of the Change in Control Plan,  the form of Participation Agreement for Select Executive Officers, and the form of Participation Agreement for Select Employees are filed as Exhibits 10.1 — 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Adoption of 2005 Profit Sharing and Bonus Plan

On April 27, 2005, the Board of Directors of the Company adopted the SRS Labs, Inc. 2005 Profit Sharing and Bonus Plan (the “2005 Bonus Plan”). Under 2005 Bonus Plan, the Company’s executive officers, other management personnel and other eligible employees will be entitled to quarterly and annual cash bonuses if pre-established levels of performance under designated criteria are met or exceeded for the applicable quarters and the fiscal year. The financial performance goals are based on the Company’s attainment a certain level of net income.

Under the 2005 Bonus Plan, the Company will establish a quarterly bonus pool ranging from zero to 8% of the Company’s net income for the quarter, depending on the level of the Company’s net income for the applicable quarter. The quarterly bonus pools will be allocated as follows: (i) 42.5% of each  quarterly bonus pool will be allocated to the Company’s executive officers and other senior management personnel, which will be allocated among senior management according to each participant’s base salary; (ii) 50% of each  quarterly bonus pool will be allocated to the Company’s remaining employees, which will be allocated among such employees according to each participant’s base salary; (iii) 7.5% of each quarterly bonus pool will be allocated to a discretionary bonus pool, which will be allocated at the discretion of the Company’s Chief Executive Officer.

In addition, the 2005 Bonus Plan provides that the Company will establish an annual bonus pool ranging from zero to 15% of the Company’s net income for the fourth quarter, plus zero to 3% of the Company’s net income for the first three quarters, depending on the level of the Company’s net income for the year. The annual bonus pools will be allocated as follows: (i) 42.5% of the annual bonus pool will be allocated to the Company’s executive officers and other senior management personnel, which will be allocated among senior management according to each participant’s base salary; (ii) 50% of the annual bonus pool will be allocated to the Company’s remaining employees, which will be allocated among such employees according to each participant’s base salary; (iii) 7.5% of the annual bonus will be allocated to a discretionary bonus pool, which will be allocated at the discretion of the Company’s Chief Executive Officer.

Under the 2005 Bonus Plan, the Company will also make quarterly profit-sharing payments to all of the Company’s eligible employees.  For each fiscal quarter, the Company will allocate 5% of the Company’s net income for the quarter for profit sharing payments, which will be allocated among eligible employees according to each participant’s base salary.

A copy of the 2005 Bonus Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment of 1996 Amended and Restated 1996 Long-Term Incentive Plan

On April 27, 2005, the Board of Directors of the Company approved an amendment (the “Plan Amendment”) to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended (the “1996 Plan”).  The Plan Amendment authorizes the Board of Directors to delegate authority to grant stock options under the Plan to one or more officers of the Company or a special committee of the Board; provided, however, that such officers or special committee shall not have authority to grant awards to (i) officers, (ii) employees covered by Section 162(m) of the Internal Revenue Code, (iii) persons subject to Section 16 of the Securities Exchange Act of 1934, or (iv) directors of the Company or one of its subsidiaries.  In addition officers to whom the authority to grant awards has been delegated may not grant awards to themselves.  Pursuant to the Plan Amendment, the Board delegated authority to Thomas C. K. Yuen, the Company’s Chief Executive Officer, to grant up to 250,000 stock options to new employees.

A copy of the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended by the Plan Amendment, is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
10.1	SRS Labs, Inc. 2005 Change in Control Protection Plan
10.2	Form of Participation Agreement under the SRS Labs, Inc. 2005 Change in Control Protection Plan for Select Executive Officers (with schedule of parties attached)
10.3	Form of Participation Agreement under the SRS Labs, Inc. 2005 Change in Control Protection Plan for Select Employees (with schedule of parties attached)
10.4	SRS Labs, Inc. 2005 Profit Sharing and Bonus Plan
10.5	SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation
Date: May 2, 2005	By:	/S/ THOMAS C.K. YUEN
Thomas C.K. Yuen
Chairman of the Board and
Chief Executive Officer